EXHIBIT 99.1

AvePoint Announces First Quarter 2024 Financial Results

First quarter SaaS revenue of $51.3 million, representing 44% year-over-year growth
First quarter Total revenue of $74.5 million, representing 25% year-over-year growth
Total ARR of $274.5 million, representing 23% year-over-year growth

JERSEY CITY, N.J., May 09, 2024 (GLOBE NEWSWIRE) -- AvePoint (NASDAQ: AVPT), a global leader in robust data management and data governance, today announced financial results for the first quarter ended March 31, 2024.

“Our first quarter was a very strong start to the year, as we outperformed our guidance for total revenues and non-GAAP operating income, while delivering strong growth in total and net new ARR,” said Dr. Tianyi Jiang (TJ), CEO and Co-Founder, AvePoint. “Our performance was again driven by the robust capabilities of our platform, as well as the growing recognition among customers and partners of the need – now more important than ever – for a strong data foundation, which in turn is critical to deploying a successful AI strategy. We are laser focused on steady execution as we continue capitalizing on the massive opportunity ahead of us.”

First Quarter 2024 Financial Highlights

  Revenue: Total revenue was $74.5 million, up 25% from the first quarter of 2023. Within total revenue, SaaS revenue was $51.3 million, up 44% from the first quarter of 2023.
  Gross Profit: GAAP gross profit was $54.1 million, compared to $41.7 million for the first quarter of 2023. Non-GAAP gross profit was $55.2 million, compared to $42.6 million for the first quarter of 2023. Non-GAAP gross margin was 74.1%, compared to 71.5% for the first quarter of 2023.
  Operating Income/(Loss): GAAP operating loss was $(3.2) million, compared to $(8.8) million for the first quarter of 2023. Non-GAAP operating income was $6.6 million, compared to a non-GAAP operating loss of $(0.3) million for the first quarter of 2023.
  Cash, cash equivalents and short-term investments: $219.3 million as of March 31, 2024.
  Cash from operations: for the three months ended March 31, 2024, the Company generated $7.8 million of cash from operations, compared to $1.3 million generated in the prior year period.

First Quarter 2024 Key Performance Indicators and Recent Business Highlights

  ARR as of March 31, 2024 was $274.5 million, up 23% year-over-year.
  Adjusted for FX, dollar-based gross retention rate was 87%, while dollar-based net retention rate was 110%. On an as-reported basis, dollar-based gross retention rate was 86%, while dollar-based net retention rate was 110%.
  Added three new FedRAMP (moderate) Authorized products to the more than 20 that have achieved this certification to support the US Public Sector; also achieved compliance with HITRUST CSF v11.0.1 for the AvePoint Confidence Platform, supporting the global healthcare industry and evolving its existing SOC 2 Type II certifications.
  Announced new analytical capabilities of the Company’s tyGraph product that enable customers to identify areas of high collaboration within the organization and pinpoint for readiness for Copilot for Microsoft 365.

Financial Outlook
The company is raising its full year outlook for total ARR, total revenues and non-GAAP operating income.

For the second quarter of 2024, the Company expects:

  Total revenues of $73.8 million to $75.8 million, or year-over-year growth of 15% at the midpoint.
  Non-GAAP operating income of $3.6 million to $4.6 million.

For the full year 2024, the Company now expects:

  Total ARR of $316.8 million to $321.8 million, or year-over-year growth of 21% at the midpoint.
  Total revenues of $314.3 million to $320.3 million, or year-over-year growth of 17% at the midpoint.
  Non-GAAP operating income of $30.0 million to $32.0 million.

Quarterly Conference Call

AvePoint will host a conference call today, May 9, 2024, to review its first quarter 2024 financial results and to discuss its financial outlook. The call is scheduled to begin at 4:30pm ET. You may access the call and register with a live operator by dialing 1 (833) 816-1428 for US participants and 1 (412) 317-0520 for outside the US. The passcode for the call is 1888574. Investors can also join by webcast by visiting https://ir.avepoint.com/events. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

Securing the Future. AvePoint is a global leader in data management and data governance, and over 21,000 customers worldwide rely on our solutions to modernize the digital workplace across Microsoft, Google, Salesforce and other collaboration environments. AvePoint’s global channel partner program includes over 3,500 managed service providers, value added resellers and systems integrators, with our solutions available in more than 100 cloud marketplaces. To learn more, visit www.avepoint.com.

Non-GAAP Financial Measures

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin. The company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense and the amortization of acquired intangible assets. The company believes the presentation of its non-GAAP financial measures provides a better representation as to its overall operating performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Disclosure Information

AvePoint uses the https://ir.avepoint.com/ website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint’s business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AvePoint’s most recent Annual Report on Form 10-K and its registration statement on Form S-1 and related prospectus and prospectus supplements filed with the SEC. Copies of these and other documents filed by AvePoint from time to time are available on the SEC’s website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations. Unless the context otherwise indicates, references in this press release to the terms “AvePoint”, “the Company”, “we”, “our” and “us” refer to AvePoint, Inc. and its subsidiaries.

Investor Contact
AvePoint
Jamie Arestia
ir@avepoint.com
(551) 220-5654

Media Contact
AvePoint
Nicole Caci
pr@avepoint.com
(201) 201-8143

AvePoint, Inc. Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenue:
SaaS	$51,311	$35,512
Term license and support	10,005	10,904
Services	10,481	9,747
Maintenance	2,737	3,409
Total revenue	74,534	59,572
Cost of revenue:
SaaS	9,770	7,895
Term license and support	416	461
Services	10,073	9,351
Maintenance	183	183
Total cost of revenue	20,442	17,890
Gross profit	54,092	41,682
Operating expenses:
Sales and marketing	29,939	26,851
General and administrative	16,868	14,648
Research and development	10,486	9,015
Total operating expenses	57,293	50,514
Loss from operations	(3,201)	(8,832)
Other income, net	3,404	1,628
Income (loss) before income taxes	203	(7,204)
Income tax expense	2,157	1,978
Net loss	$(1,954)	$(9,182)
Net (loss) income attributable to noncontrolling interest	(238)	15
Net loss available to common shareholders	$(1,716)	$(9,197)
Basic and diluted loss per share	$(0.01)	$(0.05)
Basic and diluted shares used in computing loss per share	181,495	182,818

AvePoint, Inc. Condensed Consolidated Balance Sheets (In thousands, except par value) (Unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$215,489	$223,162
Short-term investments	3,795	3,721
Accounts receivable, net of allowance for doubtful accounts of $792 and $926, respectively	73,404	85,877
Prepaid expenses and other current assets	11,037	12,824
Total current assets	303,725	325,584
Property and equipment, net	4,906	5,118
Goodwill	18,692	19,156
Intangible assets, net	10,165	10,546
Operating lease right-of-use assets	12,887	13,908
Deferred contract costs	52,595	54,675
Other assets	10,848	13,595
Total assets	$413,818	$442,582
Liabilities, mezzanine equity, and stockholders’ equity
Current liabilities:
Accounts payable	$7,347	$1,384
Accrued expenses and other liabilities	40,917	53,766
Current portion of deferred revenue	115,197	121,515
Total current liabilities	163,461	176,665
Long-term operating lease liabilities	8,121	9,383
Long-term portion of deferred revenue	7,372	7,741
Earn-out shares liabilities	17,140	18,346
Other non-current liabilities	4,976	5,603
Total liabilities	201,070	217,738
Commitments and contingencies
Mezzanine equity
Redeemable noncontrolling interest	—	6,038
Total mezzanine equity	—	6,038
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000 shares authorized, 185,216 and 184,652 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	19	18
Additional paid-in capital	677,926	667,881
Accumulated other comprehensive income	2,693	3,196
Accumulated deficit	(469,517)	(460,496)
Noncontrolling interest	1,627	8,207
Total stockholders’ equity	212,748	218,806
Total liabilities, mezzanine equity, and stockholders’ equity	$413,818	$442,582

AvePoint, Inc. Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Operating activities
Net loss	$(1,954)	$(9,182)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,295	1,134
Operating lease right-of-use assets expense	1,420	1,749
Foreign currency remeasurement loss (gain)	580	(175)
Stock-based compensation	9,458	8,104
Deferred income taxes	(72)	(82)
Other	(146)	(1,566)
Change in value of earn-out and warrant liabilities	(1,490)	109
Changes in operating assets and liabilities:
Accounts receivable	10,933	10,049
Prepaid expenses and other current assets	1,718	3,571
Deferred contract costs and other assets	4,447	2,987
Accounts payable, accrued expenses, operating lease liabilities and other liabilities	(14,293)	(12,828)
Deferred revenue	(4,140)	(2,620)
Net cash provided by operating activities	7,756	1,250
Investing activities
Maturities of investments	240	1,670
Purchases of investments	(389)	(74)
Capitalization of internal-use software	(391)	(259)
Purchase of property and equipment	(502)	(225)
Investment in notes	(500)	(250)
Net cash (used in) provided by investing activities	(1,542)	862
Financing activities
Repurchase of common stock	(13,743)	(1,811)
Proceeds from stock option exercises	784	1,131
Repayments of finance leases	(2)	(10)
Net cash used in financing activities	(12,961)	(690)
Effect of exchange rates on cash	(926)	217
Net (decrease) increase in cash and cash equivalents	(7,673)	1,639
Cash and cash equivalents at beginning of period	223,162	227,188
Cash and cash equivalents at end of period	$215,489	$228,827
Supplemental disclosures of cash flow information
Income taxes paid	$984	$327
Unpaid redemption of noncontrolling interest	$5,926	$—

AvePoint, Inc. Non-GAAP Reconciliations (In thousands) (Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Non-GAAP operating income
GAAP operating loss	$(3,201)	$(8,832)
Stock-based compensation expense	9,458	8,104
Amortization of acquired intangible assets	353	399
Non-GAAP operating income (loss)	$6,610	$(329)
Non-GAAP operating margin	8.9%	-0.6%

Non-GAAP gross profit
GAAP gross profit	$54,092	$41,682
Stock-based compensation expense	871	670
Amortization of acquired intangible assets	241	242
Non-GAAP gross profit	$55,204	$42,594
Non-GAAP gross margin	74.1%	71.5%

Non-GAAP sales and marketing
GAAP sales and marketing	$29,939	$26,851
Stock-based compensation expense	(2,284)	(2,201)
Amortization of acquired intangible assets	(112)	(157)
Non-GAAP sales and marketing	$27,543	$24,493
Non-GAAP sales and marketing as a % of revenue	37.0%	41.1%

Non-GAAP general and administrative
GAAP general and administrative	$16,868	$14,648
Stock-based compensation expense	(4,967)	(4,382)
Non-GAAP general and administrative	$11,901	$10,266
Non-GAAP general and administrative as a % of revenue	16.0%	17.2%

Non-GAAP research and development
GAAP research and development	$10,486	$9,015
Stock-based compensation expense	(1,336)	(851)
Non-GAAP research and development	$9,150	$8,164
Non-GAAP research and development as a % of revenue	12.3%	13.7%